UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 21, 2005

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrants as specified in their charters)

Delaware Delaware	001-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2005, the Executive Compensation Committee (the “Committee”) of the Board of Directors of The Mills Corporation (the “Company”) adopted and approved operating guidelines (the “Guidelines”) for the administration of the Company’s annual incentive awards program (the “Program”). The Program, which is administered by the Committee, is part of the Company’s Amended and Restated 2004 Stock Incentive Plan. A copy of the Amended and Restated 2004 Stock Incentive Plan is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2005.

The following summary of the Guidelines is qualified in its entirety by the copy of the Guidelines that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Purpose, Eligibility and Administration

The Program is designed to enable the Company to attract new executives, to encourage current key executives to remain with the Company and to provide a financial incentive for them to further the achievement of the Company’s strategic and financial business objectives.

The Program provides for cash and/or equity awards to full-time executives of the Company at or above the vice president level whom the Committee determines are in a position to make a significant contribution to the growth and profitability of the Company. The Committee has the authority to select participants and to establish and adjust corporate performance goals, individual performance goals and target incentive amounts for each participant.

The Program and each subsequent program adopted by the Committee is subject to the limitations and terms provided in the Guidelines. A new program may commence as determined by the Committee at the beginning of any fiscal year or as of such other date as may be determined by the Committee. The Guidelines further provide that the Committee may make, interpret and approve all rules for the administration of the Program, and exercise all powers and perform such acts in connection with the Program that are deemed necessary, appropriate or desirable to promote the best interests of the Company. Consistent with the Guidelines, the Committee has delegated its authority under the Guidelines with respect to participants below the Senior Vice President level to senior management.

Target Incentives and Performance Goals

Participants in the program are chosen either individually or by class of employee by the Committee and grouped into incentive award categories, with each category being assigned a target incentive amount expressed either as a percentage of the participant’s base salary or as a fixed dollar amount. The current target incentive awards for each category are as follows: Chairman and Chief Executive Officer, 100% of base salary; President, $920,000; Chief Operating Officer/Division President, 55% of base salary; Executive Vice President, 45% of base salary; Senior Vice President, 40% of base salary; Group Vice President/Vice President (Level IV), 35% of base salary; and Vice President Level III, 30% of base salary. The maximum value of an award for any participant for any fiscal year cannot exceed $2 million. However, the Committee is permitted, in its discretion, in circumstances where the maximum value of an award would otherwise have been in excess of such $2 million limit, to grant a cash bonus award outside of the 2004 Stock Incentive Plan in an amount up to such excess amount that would otherwise have been paid under the Program

The performance period under the Program or future programs is a fiscal year, or such lesser period as determined by the Committee. The current performance period under the Program is the fiscal year ending December 31, 2005.

The Committee has determined that the performance goals to be used for the Program in the 2005 fiscal year shall be based on:

•	annual personal performance goals for vice presidents; and

•	company-based performance goals for senior vice presidents and above and, in some cases, annual personal performance goals as well .

The Committee has determined that the company-based performance goals to be used for the Program in the 2005 fiscal year and future performance periods (until changed by the Committee) will be measured by total shareholder return, growth in sales per square foot, growth in funds from operations per share and return on equity. As noted above, the Committee has the authority to elect alternate performance goals, to set or modify targets against which performance goals are measured and to adjust the weight given to each of the performance goals for subsequent fiscal years.

Measurement of Awards; Equitable Adjustments

As soon as practicable following the end of each fiscal year, the Committee shall measure the achievement of the performance goals and calculate the value of each award under the Program. The Committee has determined for fiscal year 2005 that all awards will be paid in cash. For future performance periods, the Committee may determine to pay awards in the form of equity or any combination of equity and cash. The Committee may also allow participants in the Plan to elect to receive an equity award in lieu of cash in future periods. Equity awards under the Program are made through the Amended and Restated 2004 Stock Incentive Plan in accordance with the Committee’s authority to grant discretionary equity-based awards thereunder.

Awards made for any Program and the Company-related performance criteria taken into account in measuring attainment of such criteria shall be subject to adjustment by the Committee under the same circumstances as are set forth in the Amended and Restated 2004 Stock Incentive Plan. In addition, the Committee may determine in its reasonable good faith discretion that equitable adjustments should be made with respect to the performance targets or to the method of calculating whether such performance targets have been attained (including any such adjustments as may be appropriate to avoid a windfall payment or undue penalty, or to make comparisons of the Company’s performance against the performance of peer companies valid), or both, in the event of extraordinary events or occurrences of any nature. Similarly, individual performance goals may be equitably adjusted by the Company as it determines to be appropriate, in light of corporate events, changes in responsibilities, or the events described in the Guidelines.

Amendment and Termination

The Board may at any time suspend, modify, or amend the Program or future programs in whole or in part. However, no amendment shall be effective to decrease the benefits payable to any participant pursuant to a program that has previously commenced.

The Board may at any time terminate the future programs and grants of awards. However, the Board may only terminate a person’s participation in an ongoing Program pursuant to the terms of the Guidelines or pursuant to the Amended and Restated 2004 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Operating Guidelines for the Administration of the Company’s Annual Incentive Awards Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

	By:	/s/ Mary Jane Morrow
	Name:	Mary Jane Morrow
	Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2005

THE MILLS LIMITED PARTNERSHIP

	By:	The Mills Corporation, its general partner

/s/ Mary Jane Morrow
	Name:	Mary Jane Morrow
	Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Operating Guidelines for the Administration of the Company’s Annual Incentive Awards Program